                                                                   EXHIBIT 25.1


-----------------------------------------------------------------------------
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.   20549

                           ------------------------
                                    FORM T-1

             STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
              TRUSTEE PURSUANT TO SECTION 305(b)(2)
                                                    -----------

                         ------------------------------

                             BANKERS TRUST COMPANY
              (Exact name of trustee as specified in its charter)

NEW YORK                                                                             13-4941247
(Jurisdiction of Incorporation or                                                    (I.R.S. Employer
organization if not a U.S. national bank)                                            Identification no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                                                                   10006
(Address of principal                                                                (Zip Code)
executive offices)

                         BANKERS TRUST COMPANY
                         LEGAL DEPARTMENT
                         130 LIBERTY STREET, 31ST FLOOR
                         NEW YORK, NEW YORK  10006
                         (212) 250-2201
           (Name, address and telephone number of agent for service)

JEFFBANKS, INC.                                                     JBI CAPITAL TRUST I
(Exact name of obligor as specified in its charter)                 (Exact name of Co-Registrant as specified in its charter)


PENNSYLVANIA                      23-2189480                        DELAWARE                           APPLIED FOR
(State or other jurisdiction of   (I.R.S. employer                  (State or other jurisdiction of    (I.R.S. employer
Incorporation or organization)    Identification no.)               incorporation or organization)     Identification no.)


1609 WALNUT STREET                                                  C/O JEFFBANKS, INC.
PHILADELPHIA, PENNSYLVANIA 19103                                    1609 WALNUT STREET
(Address, including zip code                                        PHILADELPHIA, PENNSYLVANIA 19103
of principal executive offices)                                     (Address, including zip code of
                                                                    principal executive offices)


                   CAPITAL SECURITIES OF JBI CAPITAL TRUST I
               JUNIOR SUBORDINATED DEBENTURES OF JEFFBANKS, INC.
     GUARANTEE OF JEFFBANKS, INC. OF CERTAIN OBLIGATIONS UNDER THE CAPITAL
                                  SECURITIES
                      (Title of the indenture securities)

ITEM 1.  GENERAL INFORMATION.
                  Furnish the following information as to the trustee.

               (a) Name and address of each examining or supervising authority to which it is subject.

                  NAME                                                        ADDRESS

                  Federal Reserve Bank (2nd District)                        New York, NY
                  Federal Deposit Insurance Corporation                      Washington, D.C.
                  New York State Banking Department                          Albany, NY

                  (b) Whether it is authorized to exercise corporate trust powers.

                          Yes.

ITEM 2.  AFFILIATIONS WITH OBLIGOR.

                  If the obligor is an affiliate of the Trustee, describe each such affiliation.

                  None.

ITEM   3. -15.    NOT APPLICABLE

ITEM  16.         LIST OF EXHIBITS.

                 EXHIBIT 1 -      Restated Organization Certificate of Bankers
                                  Trust Company dated August 7, 1990,
                                  Certificate of Amendment of the Organization
                                  Certificate of Bankers Trust Company dated
                                  June 21, 1995 - Incorporated herein by
                                  reference to Exhibit 1 filed with Form T-1
                                  Statement, Registration No.  33-65171, and
                                  Certificate of Amendment of the Organization
                                  Certificate of Bankers Trust Company dated
                                  March 20, 1996, copy attached.

                 EXHIBIT 2 -      Certificate of Authority to commence business
                                  - Incorporated herein by reference to Exhibit
                                  2 filed with Form T-1 Statement, Registration
                                  No. 33-21047.


                 EXHIBIT 3 -      Authorization of the Trustee to exercise
                                  corporate trust powers - Incorporated herein by reference to Exhibit 2 filed with Form T-1
                                  Statement, Registration No. 33-21047.

                 EXHIBIT 4 -      Existing By-Laws of Bankers Trust Company,
                                  as amended on September 17, 1996 -
                                  Incorporated herein by reference to Exhibit
                                  4 filed with Form T-1 Statement,
                                  Registration No. 333-15263.

                 EXHIBIT 5 -         Not applicable.

                 EXHIBIT 6 -         Consent of Bankers Trust Company required
                                     by Section 321(b) of the Act. -
                                     Incorporated herein by reference to
                                     Exhibit 4 filed with Form T-1 Statement,
                                     Registration No. 22-18864.

                 EXHIBIT 7 -         A copy of the latest report of condition
                                     of Bankers Trust Company dated as of
                                     September 30, 1996.

                 EXHIBIT 8 -         Not Applicable.

                 EXHIBIT 9 -         Not Applicable.

                                   SIGNATURE



         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 21st day of January, 1997.


                                                   BANKERS TRUST COMPANY



                                                   By:  /s/ KEVIN WEEKS
                                                       ----------------------
                                                            Kevin Weeks
                                                            Assistant Treasurer

                                   SIGNATURE



         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 21st day of January, 1997.


                                        BANKERS TRUST COMPANY



                                        By:   Kevin Weeks
                                              Kevin Weeks
                                              Assistant Treasurer

Legal Title of Bank:      Bankers Trust Company             Call Date:   9/30/96         ST-BK: 36-4840  FFIEC 031
Address:                  130 Liberty Street                Vendor ID: D                 CERT:  00623    Page RC-1
City, State    ZIP:       New York, NY  10006                                                            11
FDIC Certificate No.:     0    0    6    2    3

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS SEPTEMBER 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                                ---------------
                                                                                                                    C400
                                                             Dollar Amounts in Thousands    RCFD    Bil Mil Thou
ASSETS                                                                                   / / / / / / / / / / / / /
  1.    Cash and balances due from depository institutions (from Schedule RC-A):                   / / / / / / / / / /
         a.   Noninterest-bearing balances and currency and coin(1) ................     0081               809,000   1.a.
         b.   Interest-bearing balances(2) .........................................     0071             4,453,000   1.b.
  2.     Securities:                                                                      / / / / / / / / / /
         a.   Held-to-maturity securities (from Schedule RC-B, column A) ...........     1754                     0   2.a.
         b.   Available-for-sale securities (from Schedule RC-B, column D)..........     1773             4,133,000   2.b.
  3      Federal funds sold and securities purchased under agreements to resell in
         domestic offices of the bank and of its Edge and Agreement subsidiaries,        / / / / / / / / / /
         and in IBFs:                                                                    / / / / / / / / / /
         a.   Federal funds sold ...................................................     0276             5,933,000   3.a.
         b.   Securities purchased under agreements to resell ......................     0277               413,000   3.b.
  4.     Loans and lease financing receivables:                                            / / / / / / / / / /
         a.   Loans and leases, net of unearned income (from Schedule
              RC-C)                                         RCFD 2122    27,239,000       / / / / / / / / / /         4.a.
         b.   LESS:   Allowance for loan and lease losses...RCFD 3123       917,000       / / / / / / / / / /         4.b.
         c.   LESS:   Allocated transfer risk reserve ......RCFD 3128             0       / / / / / / / / / /         4.c.
         d.   Loans and leases, net of unearned income,                                   / / / / / / / / / /
              allowance, and reserve (item 4.a minus 4.b and 4.c) ...................    2125            26,322,000   4.d.
  5.     Assets held in trading accounts ...........................................     3545            36,669,000   5.
  6.     Premises and fixed assets (including capitalized leases) ..................     2145               870,000   6.
  7.     Other real estate owned (from Schedule RC-M) ..............................     2150               215,000   7.
  8.     Investments in unconsolidated subsidiaries and associated companies
         (from Schedule RC-M)                                                            2130               212,000   8.
  9.     Customers' liability to this bank on acceptances outstanding ..............     2155               577,000   9.
 10.     Intangible assets (from Schedule RC-M) ....................................     2143                18,000   10.
 11.     Other assets (from Schedule RC-F)..........................................     2160             8,808,000   11.
 12.     Total assets (sum of items 1 through 11) ..................................     2170            89,432,000   12.



---------------------------
(1)      Includes cash items in process of collection and unposted debits.
(2)      Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:      Bankers Trust Company    Call Date: 9/30/96            ST-BK:   36-4840        FFIEC  031
Address:                  130 Liberty Street       Vendor ID: D                  CERT:  00623            Page  RC-2
City, State Zip:          New York, NY  10006                                                            12
FDIC Certificate No.:       0    0    6    2    3

SCHEDULE RC--CONTINUED

                                                   Dollar Amounts in Thousands     / / / / / / / /    Bil Mil Thou __      __
LIABILITIES                                                                          / / / / / / / / // / / / / /
13.    Deposits:                                                                     / / / / / / / / / / / / / /
         a.   In domestic offices (sum of totals of columns A and C
               from Schedule RC-E, part I)                                                    RCON 2200          9,391,000 13.a.
                 (1)   Noninterest-bearing(1) ........RCON 6631      2,734,000.....           / / / / / / / / / / / / / /  13.a.(1)
                 (2)  Interest-bearing ...............RCON 6636      6,657,000.....           / / / / / / / / / / / / / /  13.a.(2)
         b.   In foreign offices, Edge and Agreement subsidiaries,
               and IBFs (from Schedule RC-E                                        / / / / / / / / / / / / / / / /
               part II)                                                            RCFN 2200          23,385,000           13.b.
                 (1)   Noninterest-bearing ...........RCFN 6631        654,000     / / / / / / / / / / / / / / / /         13.b.(1)
                 (2)   Interest-bearing ..............RCFN 6636     22,731,000     / / / / / / / / / / / / / / / / / / /   13.b.(2)
14.      Federal funds purchased and securities sold under agreements to           / / / / / / / / / / /
         repurchase in domestic offices of the bank and of its Edge and
         Agreement subsidiaries, and in IBFs:                                                 / / / / / / / / / / / / /
         a.   Federal funds purchased ............................................            RCFD 0278          3,090,000 14.a.
         b.   Securities sold under agreements to repurchase ..................... RCFD 0279              99,000           14.b.
15.      a.   Demand notes issued to the U.S. Treasury ...........................            RCON 2840                  0 15.a.
         b.   Trading liabilities ................................................ RCFD 3548          18,326,000           15.b.
16.      Other borrowed money:                                                     / / / / / / / / / / / / / / /
         a.   With original maturity of one year or less ......................... RCFD 2332          17,476,000           16.a.
         b.   With original maturity of more than one year ....................... RCFD 2333           2,771,000           16.b.
17.      Mortgage indebtedness and obligations under capitalized leases .......... RCFD 2910              31,000           17.
18.      Bank's liability on acceptances executed and outstanding ................            RCFD 2920            577,000 18.
19.      Subordinated notes and debentures .......................................            RCFD 3200          1,228,000 19.
20.      Other liabilities (from Schedule RC-G) ..................................            RCFD 2930          8,398,000 20.
21.      Total liabilities (sum of items 13 through 20) .......................... RCFD 2948          84,772,000           21.
                                                                                   / / / / / / / / / / / / / /
22.      Limited-life preferred stock and related surplus ........................            RCFD 3282                  0 22.
EQUITY CAPITAL                                                                     / / / / / / / / / / / / / /
23.      Perpetual preferred stock and related surplus ...........................            RCFD 3838            500,000 23.
24.      Common stock ............................................................            RCFD 3230          1,002,000 24.
25.      Surplus (exclude all surplus related to preferred stock) ................            RCFD 3839            527,000 25.
26.      a.   Undivided profits and capital reserves .............................            RCFD 3632          3,017,000 26.a.
         b.   Net unrealized holding gains (losses) on available-for-sale
              securities ......................................................... RCFD 8434        (     16,000)          26.b.
27.      Cumulative foreign currency translation adjustments ..................... RCFD 3284        (    370,000)          27.
28.      Total equity capital (sum of items 23 through 27) ....................... RCFD 3210           4,660,000           28.
29.      Total liabilities, limited-life preferred stock, and equity capital       / / / / / / / / / / / / / /
         (sum of items 21, 22, and28)............................................. RCFD 3300          89,432,000           29.

Memorandum
To be reported only with the March Report of Condition.

   1.    Indicate in the box at the right the number of the statement below that best describes the
         most comprehensive level of auditing work performed for the bank by independent external                    Number
         auditors as of any date during 1995 ....................................................  RCFD  6724    N/A             M.1

1    =   Independent audit of the bank conducted in accordance           4    =   Directors' examination of the bank performed by
         with generally accepted auditing standards by a certified                other external auditors (may be required by state
         public accounting firm which submits a report on the bank                chartering authority)
2    =   Independent audit of the bank's parent holding company          5    =   Review of the bank's financial statements by
         conducted in accordance with generally accepted auditing                 external auditors
         standards by a certified public accounting firm which           6    =   Compilation of the bank's financial
         submits a report on the consolidated holding company                     statements by external auditors
         (but not on the bank separately)                                7    =   Other audit procedures (excluding tax preparation
3    =   Directors' examination of the bank conducted in                          work)
         accordance with generally accepted auditing standards           8    =   No external audit work
         by a certified public accounting firm (may be required by
         state chartering authority)

---------------------
(1) Including total demand deposits and noninterest-bearing time and savings deposits.

                               STATE OF NEW YORK,

                               BANKING DEPARTMENT



         I, PETER M. PHILBIN, Deputy Superintendent of Bank of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY UNDER
SECTION 8005 OF THE BANKING LAW," dated March 20, 1996, providing for an increase in authorized capital stock from $1,351,666,670 consisting of 85,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $1,501,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

WITNESS, my hand and official seal of the Banking Department at the City of New York,

                                   this 21ST day of MARCH in the Year of our Lord one thousand nine hundred and NINETY-SIX.



                                                 Peter M. Philbin
                                        -----------------------------------
                                        Deputy Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE

                                OF BANKERS TRUST

                     Under Section 8005 of the Banking Law

                         -----------------------------

         We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

         1.   The name of the corporation is Bankers Trust Company.

         2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of march, 1903.

         3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

         4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

         "III.   The amount of capital stock which the corporation is hereafter to have is One Billion, Three Hundred Fifty One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,351,666,670), divided into Eighty-Five Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (85,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

         "III.   The amount of capital stock which the corporation is hereafter to have is One Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,501,666,670), divided into One Hundred Million, One Hundred Sixty Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

         6. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

         IN WITNESS WHEREOF, we have made and subscribed this certificate this 20th day of March , 1996.


                                               James T. Byrne, Jr.
                                       ----------------------------------------
                                               James T. Byrne, Jr.
                                               Managing Director


                                               Lea Lahtinen
                                       ----------------------------------------
                                               Lea Lahtinen
                                               Assistant Secretary

State of New York                 )
                                  )  ss:
County of New York        )

         Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                                          Lea Lahtinen
                                                  --------------------------

                                                          Lea Lahtinen

Sworn to before me this 20th day
of March, 1996.


         Sandra L. West
--------------------------
         Notary Public

           SANDRA L. WEST                       Counterpart filed in the
  Notary Public State of New York               Office of the Superintendent of
           No. 31-4942101                       Banks, State of New York,
    Qualified in New York County                This 21st day of March, 1996
Commission Expires September 19, 1996